Petroleum Development Corporation

The Oil & Gas Conference
Denver, Colorado
August 14, 2006

Forward-Looking Statements

This information contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved.  Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the company to meet its stated business goals.

Contact Information:

Investor Relations

Petroleum Development Corporation

PO Box 26, 103 East Main Street

Bridgeport, West Virginia 26330

P: 304.842.6256 F: 304.842.0913

www.petd.com

Our Plan

Focus on increasing value for our shareholders.

Opportunistic Deployment of Capital

•        Continue to find and create opportunities to effectively invest capital

o       Acreage acquisition

o       Exploration

o       Increase Production

§         Development drilling

§         Acquisitions

o       Partnership activities

o       Stock repurchases

Grand Valley Field Leases Sold

•        Sold approximately 8,700 acres (100% working interest)

•        Included only undeveloped acreage

o       No producing properties included

o       Minimal impact on PDC's proved reserves

•        Sale price of $354 million

Objectives of Sale

•        Highlight value of undeveloped lease position not  recognized by Market

o       Recent transactions by Berry and others provided indication of value

•        Monetize value of "far future" undeveloped leases

•        Retain sufficient locations for Company and partnership activities (more than 10 years at 2005 development rate)

•        Utilize proceeds to deliver unrecognized value to shareholders

Planned Uses of Proceeds

•        Identify and acquire producing properties

•        Continue and accelerate development of Grand Valley and other drilling areas

•        Continue stock repurchase program

•        Add to lease positions in promising new areas and in other areas of operations

Grand Valley Field Future Opportunities

•        Retained approximately 4750 acres

•        10 acre locations

•        Provide substantial opportunity for company and partnerships for coming years

•        Retained all producing properties

•        Sold minimal proved locations from 2006 reserve report

Core Development Areas

Wattenberg Field

•        Over 50,000 acres including recent Anadarko farmout

•        Exploratory potential on Anadarko acreage

•        Includes partnership activities

NECO

•        Accumulated approximately 60,000 acres

•        Evaluating recently completed 3-D seismic program

Piceance Basin

•        Approximately 4750 acres, 10 acre development locations

•        Net reserves of approximately 1 Bcfe per well, under $2 F&D

•        Includes partnership activities

•        Recent sale of acreage to Marathon

Rockies Exploration Opportunities

•        Bakken Shale- North Dakota (oil and gas)

o       9,000' - 11,000' vertical plus 9,000' horizontal

§         40,000 acres lease

•        Nesson Formation- North Dakota (oil and gas)

o       6,000' vertical plus 8,000' - 12,000' multi-leg horizontal

o       Approximately 30,000 acres under lease

•        Southern Wyoming (gas)

o       Lance, Lewis, Fox Hills, Almond, Mesaverde

o       8,000' to 13,000'

o       Approximately 27,000 acres

First Six Months 2006 Financial Results

•        Revenues and net income reflect lower partnership activity and cost-plus drilling structure

o       Cost-plus results reported net as drilling revenue

o       Lower partnership activity reduces current income but allows more long-term drilling investment

•        Total capital expenditures of $57.9 million for the first 6 months of  2006.

•        Oil & gas sales up 40.5 % in 2006 over 2005.

•        Production increased by 17.7% in 2006

•        Prices up 19.4% on a Mcfe bases from last year

Production

•        6 months production of 7.85 Bcfe

o       77% natural gas

•        Reflects impact of investment activities

o       Partnership investment

o       Recompletions

o       Company drilling

Net Income

46 month Net Income of $19.3 million

4$21 million in 2005

4$1.20 EPS compared to $1.27 in 2005 (diluted)

4Includes unrealized derivative gains of  $4.4 million pre-tax

4Lower partnership drilling and increased PDC drilling result in lower short-term/increased long-term earnings

Partnership Activities

•        $100 million private placement

•        Scheduled close August 31

•        Primarily drilling in Wattenberg Field and Grand Valley Field

•        Activities may include wells in North Dakota

•        Cost-plus structure generates fee income for PDC

•        PDC interest increased to 37%

•        Drilling through first quarter 2007

Stock Repurchase

•        Board approved repurchase of up to 10% of outstanding shares (1.6 million shares)

•        To date approximately 258,000 shares have been repurchased

•        Management believes PDC value not fully appreciated by market

•        Buy the least expensive assets available

Sustaining Growth

•        Increase investment in development drilling

•        Continue partnership activities with increased PDC interest

•        Invest proceeds from Grand Valley sale

•        Continue North Dakota Bakken shale and Nesson development

o       Six wells to date, all productive

•        Add two rigs for North Dakota and other deeper prospects

•        New area tests on NECO properties

o       3-D seismic shot and being evaluated to identify additional opportunities

•        Evaluation of Anadarko acreage underway

Petroleum Development Corporation

NASDAQ: PETD